SUBADVISORY AGREEMENT

THIS AGREEMENT is made and entered into effective the      day of             , 2018, by and among MORNINGSTAR FUNDS TRUST (the “Trust”), a Delaware statutory trust, MORNINGSTAR INVESTMENT MANAGEMENT LLC (the “Adviser”) a Delaware limited liability company registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and LOOMIS, SAYLES & COMPANY, L.P., a limited partnership under the laws of the State of Massachusetts (the “Subadviser”), and also registered under the Advisers Act.

W I T N E S S E T H:

WHEREAS, the Trust is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser has, pursuant to an Investment Advisory Agreement with the Trust dated of the      day of              (the “Advisory Agreement”), been retained to act as investment adviser for certain of the series of the Trust that are listed on Exhibit A to this Agreement (each, a “Fund”);

WHEREAS, the Adviser represents that it is willing and possesses legal authority to render such services subject to the terms and conditions set forth in this Agreement;

WHEREAS, the Trust and the Adviser each represent that the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

WHEREAS, the Adviser desires to retain Subadviser to assist it in the provision of a continuous investment program for that portion of each Fund’s assets that the Adviser will assign to the Subadviser, and Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement,

NOW, THEREFORE, the parties do mutually agree and promise as follows with respect to each Fund:

1. Appointment as Subadviser. The Adviser hereby appoints the Subadviser to act as investment adviser for and to manage that portion or all of the assets of the Fund that the Adviser from time to time upon reasonable prior notice allocates to, and puts under the control of, the Subadviser (the “Subadviser Assets”). Such appointment is subject to the supervision of the Adviser, the policies, direction and review of the Board of Trustees of the Trust, and the terms of this Agreement. The Subadviser hereby accepts such appointment and, in such capacity, agrees to render the services and to assume the obligations set forth herein, and agrees to be responsible for the investment management of the Subadviser Assets.

In the event that the Trust establishes one or more additional series other than the Funds named in Exhibit A with respect to which it desires to retain the Subadviser to assist Adviser in the provision of a continuous investment management program for that portion of such new series’ assets that the Adviser will assign to the Subadviser, the Adviser shall notify the Subadviser. If the Subadviser is willing to render such services under this Agreement, the parties shall cause Exhibit A to be supplemented (or amended) to include such new series, and (subject to such approval as required under the 1940 Act) such series shall become a “Fund” hereunder and shall be subject to the provisions of this Agreement to the same extent as the Funds named on Exhibit A (except to the extent that said provisions, including those relating to the compensation payable by the Adviser to the Subadviser, may be modified in writing by the Adviser and the Subadviser at the time).

2. Duties of Subadviser.

(a) Investments. The Subadviser is hereby authorized and directed and hereby agrees to manage the Subadviser Assets and to conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Subadviser Assets. With respect to any of the Subadviser Assets, the Subadviser and Adviser will mutually determine and document the party responsible for making the investment decisions with respect to that portion of assets which the Subadviser deems to be invested in short-term money market instruments. The Subadviser shall perform such duties subject to the stated investment policies and restrictions of the Fund as set forth in the Fund’s prospectus and statement of additional information included in the Trust’s registration statement on Form N-1A under the 1940 Act as currently in effect and, as soon as practical after the Trust, the Fund or the Adviser notifies the Subadviser thereof, as supplemented or amended from time to time (collectively referred to hereinafter as the “Prospectus”), and subject to the directions of the Adviser and the Trust’s Board of Trustees. The Adviser agrees to provide the Subadviser with such assistance as may be reasonably requested by the Subadviser in connection with the Subadviser’s activities under this Agreement, including, without limitation, providing information concerning the Fund, its funds available or to become available for investment, and generally as to the conditions of the Fund’s or the Trust’s affairs.

(b) Delegation of Duties. The Subadviser may also delegate any of its duties and obligations hereunder to any affiliated person, as such term is defined in the 1940 Act, that is eligible to serve as an investment adviser to an investment company registered under the 1940 Act on such terms and conditions as it deems necessary or appropriate, provided that (i) the Adviser and the Board of Trustees of the Trust consent to any such delegation and to the terms and conditions thereof, (ii) such delegation is pursuant to a written contract which receives prior approval by the Adviser and the Board of Trustees of the Trust, which may not be materially amended without prior written approval of the Adviser and the Board of Trustees of the Trust, and which provides for its automatic termination in the event this Subadvisory Agreement is terminated for any reason, and (iii) such delegation is permitted by and in conformity with the 1940 Act. The Subadviser shall be liable to the Adviser and the Fund for any loss or damage arising out of, in connection with, or related to the actions, or omissions to act, of any delegee utilized hereunder as if such delegee were a party hereto. The Subadviser shall be solely responsible for compensating any delegee for services rendered, and neither the Adviser nor the Fund may be held responsible, or otherwise liable for, the payment of any amount due, or which may become due to any delegee.

(c) Compliance with Applicable Laws and Governing Documents. In the performance of its services under this Agreement, with respect to the Subadviser Assets, the Subadviser shall act in conformity with (i) the most recent Prospectus provided to the Subadviser by the Trust or the Adviser, (ii) the Trust’s Agreement and Declaration of Trust and By-Laws as currently in effect and, as soon as practical after the Trust, the Fund or the Adviser notifies the Subadviser thereof, as supplemented, amended and/or restated from time to time (referred to hereinafter as the “Declaration of Trust” and “By-Laws,” respectively), (iii) the instructions and directions received in writing from the Adviser or the Trustees of the Trust, and (iv) the policies and procedures adopted by the Trust pursuant to Rule 38a-1 of the 1940 Act that are applicable to the Fund and delivered to the Subadviser (together, the “Policies”). To the extent applicable to the Subadviser’s management of the Subadviser Assets, the Subadviser also will conform to, and comply with, the requirements of the 1940 Act, the Advisers Act, the Securities Act of 1933 (“Securities Act”), the Securities Exchange Act of 1934 (“Exchange Act”), the Commodity Exchange Act, as amended (the “CEA”), Section 851(b)(3) and Section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to “regulated investment companies” (as defined in Section 851 of the Code), as amended from time to time, and all other applicable federal and state laws and regulations. Without limiting the preceding sentence, the Adviser promptly shall notify the Subadviser as to any act or omission of the Subadviser hereunder that the Adviser reasonably deems to constitute or to be the basis of any noncompliance or nonconformance with any of the Trust’s Declaration of Trust and By-Laws and the Prospectus, the Policies, the instructions and directions received in writing from the Adviser or the Trustees of the Trust or the 1940 Act, the Advisers Act, the Securities Act, the Exchange Act, the CEA, the Code, and all other applicable federal and state laws and regulations. Notwithstanding the foregoing, the Subadviser shall be responsible for monitoring the compliance of only those Subadviser Assets allocated to it, and Adviser shall remain responsible for ensuring the Fund’s and the Trust’s overall compliance with the 1940 Act, the Advisers Act, the Securities Act, the Exchange Act, the CEA, the Code and all other applicable federal and state laws and regulations and the Subadviser is only obligated to comply with this subsection (b) based upon the books and records with respect to the Subadviser Assets. The Adviser will timely provide the Subadviser with any materials or information which the Subadviser may reasonably request to enable it to perform its functions under this Agreement.

The Adviser shall perform quarterly and annual tax compliance tests to ensure that the Fund is in compliance with Subchapter M of the Code. In connection with such compliance tests, the Adviser shall inform the Subadviser at least ten (10) business days prior to a calendar quarter end if the Subadviser Assets are out of compliance with the diversification or income requirements under Subchapter M. If the Adviser notifies the Subadviser that the Subadviser Assets are not in compliance with such requirements under Subchapter M, the Subadviser will take prompt action, in accordance with the Adviser’s direction, to bring the Subadviser Assets back into compliance within the time permitted under the Code thereunder. For the avoidance of doubt, the Adviser agrees and acknowledges that the Subadviser is not the tax agent for the Fund.

The Adviser will provide the Subadviser with reasonable advance notice of any change in the Fund’s investment objectives, policies and restrictions as stated in the Prospectus (the “Prospectus Revisions”), and the Subadviser shall, in the performance of its duties and obligations under this Agreement, manage the Subadviser Assets consistent with such changes, provided that the Subadviser has received prompt notice of the effectiveness of such changes from the Trust or the Adviser. In addition to such notice, the Adviser shall provide to the Subadviser a copy of a modified Prospectus reflecting such changes. For the avoidance of doubt, the Subadviser shall not be liable for the Subadviser Assets becoming non-compliant the Prospectus Revisions until the Subadviser has received notice from the Adviser of such changes. The Adviser acknowledges that the Prospectus Revisions may not be able to be adhered to immediately due to trading limitations, and further acknowledges that the Subadviser will make its commercially reasonable efforts to take prompt action to bring the Subadviser Assets in compliance with Prospectus Revisions. The Adviser acknowledges and will ensure that the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or the Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that the Subadviser shall have no liability in connection therewith, except as to the accuracy of material information furnished in writing by the Subadviser to the Trust or to the Adviser specifically for inclusion in the Prospectus. The Subadviser hereby agrees to provide to the Adviser in a timely manner such information relating to the Subadviser and its relationship to, and actions for, the Trust as may be required to be contained in the Prospectus or in the Trust’s Registration Statement on Form N-1A.

(d) Voting of Proxies. The Adviser hereby delegates to the Subadviser the Adviser’s discretionary authority to exercise voting rights with respect to the securities and other investments in the Subadviser Assets in the best interests of the Fund’s shareholders and authorizes the Subadviser to delegate further such discretionary authority to a designee. The Subadviser, including without limitation its designee (for which the Subadviser shall remain liable), shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Assets may be invested from time to time, and shall not be required to seek or take instructions from, the Adviser, the Fund or the Trust or take any action with respect thereto. If both the Subadviser and another entity managing assets of the Fund have invested the Fund’s assets in the same security, the Subadviser and such other entity will each have the power to vote its pro rata share of the Fund’s security.

The Subadviser will establish a written procedure for proxy voting in compliance with current applicable rules and regulations, including but not limited to Rule 30b1-4 under the 1940 Act. The Subadviser will provide the Adviser or its designee, a copy of such procedure and will provide for the timely distribution of the Subadviser’s voting record with respect to the Fund’s securities and other information necessary for the Fund to complete information required by federal statutes and regulations (including, for example, Form N-1A under the 1940 Act and Securities Act, Form N-PX under the 1940 Act, and Form N-CSR under the 1940 Act and Sarbanes-Oxley Act of 2002, as amended, respectively). The Subadviser shall certify at least annually, or more often as may reasonably be requested by the Adviser, as to the compliance of its proxy voting policies and procedures with applicable federal statutes and regulations.

The Adviser reserves the right to exercise voting rights on any assets held in the Fund on an individual security or ongoing basis, provided that the Adviser provides the Subadviser sufficient notice of the Adviser’s intention to exercise such voting rights.

(e) Limited Agency. Subject to any other written instructions of the Adviser or the Trust, the Subadviser is hereby appointed the Adviser’s and the Trust’s agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents including, without limitation, brokerage agreements, clearing agreements, account documentation, swap agreements, and other investment related agreements as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Subadviser Assets. Subadviser is also authorized on behalf of Adviser to make all elections required in such agreements, instruments and documents and to receive all related notices from brokers or other counterparties on Advisers behalf. Upon the Adviser’s written request, the Subadviser agrees to provide the Adviser and the Trust with copies of any such agreements executed on behalf of the Adviser or the Trust.

(f) Brokerage. The Subadviser is authorized, subject to the supervision of the Adviser and the plenary authority of the Trust’s Board of Trustees, to establish and maintain accounts on behalf of the Fund with, and place orders for the investment and reinvestment, including without limitation purchase and sale of the Subadviser Assets with or through, such persons, brokers (including, to the extent permitted by applicable law, any broker affiliated with the Subadviser) or dealers (collectively “Brokers”) as Subadviser may elect and negotiate commissions to be paid on such transactions. The Subadviser, however, is not required to obtain the consent of the Adviser or the Trust’s Board of Trustees prior to establishing any such brokerage account. The Subadviser shall place all orders for the purchase and sale of portfolio investments for the Fund’s account with Brokers selected by the Subadviser. In the selection of such Brokers and the placing of such orders, the Subadviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the best interests of the Fund at all times, shall consider all factors it deems relevant, including price, size of the transaction, breadth and nature of the market for the security, difficulty of the execution, amount of the commission, if any, timing of the transaction, market prices and trends, reputation, experience and financial stability of the Broker involved, and the quality of service rendered by the Broker in other transactions. Notwithstanding the foregoing, neither the Trust, the Fund, nor the Adviser shall instruct the Subadviser to place orders with any particular Broker(s) with respect to the Subadviser Assets. Subject to such policies as the Trustees may determine and that have been furnished in writing to the Subadviser, or as may be mutually agreed to by the

Adviser and the Subadviser, the Subadviser is authorized but not obligated to cause, and shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused, the Fund to pay a Broker that provides brokerage and research services (within the meaning of Section 28(e) of the Exchange Act and any SEC guidance issued thereunder) to the Subadviser an amount of commission for effecting a Subadviser Assets’ investment transaction that is in excess of the amount of commission that another Broker would have charged for effecting that transaction if, but only if, the Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such Broker viewed in terms of either that particular transaction or the overall responsibility of the Subadviser with respect to the accounts as to which it exercises investment discretion.

It is recognized that the services provided by such Brokers may be useful to the Subadviser in connection with the Subadviser’s services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Fund with respect to the Subadviser Assets as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to such other clients. It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund with respect to the Subadviser Assets.

The Subadviser will promptly communicate to the Adviser and to the officers and the Board such information relating to Subadviser Assets as they may reasonably request. The Subadviser shall not, without the prior approval of the Adviser, effect any transactions which would cause the portion of the Subadviser Assets to be out of compliance with any restrictions or policies of the Fund established by the Adviser or set forth in the Fund’s registration statement as currently in effect and in the form provided to the Subadviser. Subadviser shall not consult with any other investment sub-adviser of the Fund concerning transactions for the Fund in securities or other assets.

(g) Securities Transactions. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, the Subadviser or any affiliated person of the Subadviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder and any SEC guidance issued thereunder.

The Subadviser, on its own behalf and with respect to its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On at least an annual basis, the Subadviser will comply with the reporting requirements of Rule 17j-1, which may include either (i) certifying to the Adviser that the Subadviser and its Access Persons have complied with the Subadviser’s Code of Ethics with respect to the Subadviser Assets or (ii) identifying any material violations which have occurred with respect to the Subadviser Assets. The Subadviser will have also submitted its Code of Ethics for its initial approval by the Board of Trustees no later than the date of execution of this agreement and subsequently within six months of any material change thereto.

(h) Books and Records. The Subadviser shall maintain separate detailed records as are required by applicable laws and regulations of all matters hereunder pertaining to the Subadviser Assets (the “Fund’s Records”), including, without limitation, brokerage and other records of all securities transactions. The Subadviser acknowledges that the Fund’s Records are property of the Trust; except to the extent that the Subadviser is required to maintain the Fund’s Records under the Advisers Act or other applicable law and except that the Subadviser, at its own expense, is entitled to make and keep a copy of the Fund’s Records for its internal files. The Fund’s Records shall be available to the Adviser or the Trust at any time upon reasonable request during normal business hours and shall be available for promptly sending electronically to the Adviser during any day that the Fund is open for business as set forth in the Prospectus.

(i) Information Concerning Subadviser Assets and Subadviser. From time to time as the Adviser or the Trust reasonably may request in writing and in good faith, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on the Subadviser Assets, all in such reasonable detail as the parties may reasonably agree in good faith. The Subadviser will also inform the Adviser promptly of material changes in portfolio managers responsible for Subadviser Assets, any changes in the ownership or management of the Subadviser, or of changes in the control of the Subadviser. Upon the Trust’s or the Adviser’s reasonable request, the Subadviser will make available its key officers and employees responsible for the Subadviser Assets to meet with the Trust’s Board of Trustees to review the Subadviser Assets via telephone on a quarterly basis and in person on a less frequent basis as agreed upon by the parties.

Subject to the other provisions of this Agreement and upon the Adviser’s reasonable written request, the Subadviser will also provide such reasonable information or perform such additional acts with respect to the Subadviser Assets as are reasonably required for the Trust or the Adviser to comply with their respective obligations under applicable laws and regulations, including without limitation, requirements of or pertaining to the 1940 Act, the Advisers Act, the Securities Act, the Exchange Act, the CEA, the Code, and any rule or regulation thereunder.

(j) Custody Arrangements. The Trust or the Adviser shall notify the Subadviser of the identities of its custodian banks and the custody arrangements therewith with respect to the Subadviser Assets and shall give the Subadviser written notice of any changes in such custodian banks or custody arrangements. The Subadviser shall on each business day provide the Adviser and the Trust’s custodian such information as the Adviser and the Trust’s custodian may reasonably request in good faith relating to all transactions concerning the Subadviser Assets. The Trust shall instruct its custodian banks to (A) carry out all investment instructions as may be directed by the Subadviser with respect to the Subadviser Assets (which instructions may be orally given if confirmed in writing); and (B) provide the Subadviser with all operational information necessary for the Subadviser to trade the Subadviser Assets on behalf of the Fund.

The Subadviser shall have no liability for the acts or omissions of the authorized custodian(s), unless such act or omission is required by and taken in reliance upon instructions given to the authorized custodian(s) by a representative of the Subadviser properly authorized (pursuant to written instruction by the Adviser) to give such instructions.

In the event the Adviser or custodian engages in securities lending activities, the Subadviser will not be a party to or aware of such lending activities. It is understood that the Subadviser shall not be responsible for settlement delay or failure or any related costs or loss due to such activities.

(k) Valuation Assistance. In accordance with procedures and methods established by the Board, which may be amended from time to time, the Subadviser will provide reasonable assistance to the Adviser in determining the fair value of all securities and other investments comprising the Subadviser Assets, and use reasonable efforts to arrange for the provision of valuation information or prices from parties independent of the Subadviser with respect to the securities or other investments owned by the Funds for which market prices are not readily available. The Subadviser will monitor the securities and other investments comprising the Subadviser Assets for potential significant events that could reasonably be expected to affect their values and notify the Adviser when, to its actual knowledge, a significant event has occurred that is not reflected in the market values of such securities. The Subadviser will maintain adequate records with respect to securities valuation information provided hereunder, and shall provide such information to Adviser upon request. The Subadviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Trust. The Adviser hereby acknowledges that the Subadviser is not responsible for pricing portfolio securities. Notwithstanding the foregoing, the Subadviser agrees that, upon request of the Adviser, it shall reasonably assist the Adviser in obtaining prices for portfolio securities and, to the extent it may lawfully do so, provide the Adviser with reasonable information, data or analyses in its possession. The Adviser and the Trust acknowledge that any such information, data or analyses may be proprietary to the Subadviser or otherwise consist of nonpublic information, agree that nothing in this Agreement shall require Subadviser to provide any information, data or analysis in contravention of applicable legal or contractual requirements, and agree to use any such information only for the purpose of pricing portfolio securities and to maintain their confidentiality.

(l) Compliance Assistance. The Subadviser will provide to the Trust and the Trust’s Chief Compliance Officer (“CCO”) all information required in order to comply with Rule 38a-1 under the 1940 Act with respect to the Subadviser Assets. Specifically, the Subadviser represents that it shall maintain a compliance program in accordance with the requirements of Rule 206(4)-7 under the Advisers Act, and shall provide the CCO with reasonable access to information regarding the Subadviser’s compliance program, which access shall include on-site visits with the Subadviser as may be reasonably requested from time to time during normal business hours. In connection with the periodic review and annual report required to be prepared by the CCO pursuant to Rule 38a-1, the Subadviser agrees to provide certifications as may be reasonably requested by the CCO related to the design and implementation of the Subadviser’s compliance program.

(m) Legal Proceedings. The Subadviser shall not act for, represent, or purport to bind the Trust in any legal or administrative proceeding involving the Trust or the Fund or any such proceedings involving any security or investment currently or formerly held by a Fund, including, without limitation, class action lawsuits, regulatory or governmental victim funds, and bankruptcy proceedings (“Legal Matters”) without the written consent of the Trust. The Subadviser does, however, agree that if Subadviser receives a notice from the Fund’s custodian regarding any Legal Matters, Subadviser will promptly notify Adviser of such Legal Matters. Subadviser agrees to cooperate with Adviser to provide reasonable assistance regarding any Legal Matters, including providing factual information in its possession regarding such Legal Matters as the Fund, the Trust and/or the Adviser may reasonably request.

3. Independent Contractor. In the performance of its services hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Trust or the Adviser in any way or otherwise be deemed an agent of the Fund, the Trust or the Adviser.

4. Expenses. During the term of this Agreement, Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement, except as provided for below. The Subadviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Subadviser agrees to render the services for the compensation specified herein and to provide at its own expense the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein. The Subadviser shall not be responsible for the Trust’s, the Fund’s or the Adviser’s expenses, which shall include, but not be limited to, the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund and any losses incurred in connection therewith; expenses of holding or carrying Subadviser Assets, including, without limitation, expenses of dividends on stock borrowed to cover a short sale and interest, fees or other charges incurred in connection with leverage and related borrowings with respect to the Subadviser Assets, organizational and offering expenses (which include, but are not limited to, out-of-pocket expenses, but not overhead or employee costs of the Subadviser); expenses for legal, accounting, and auditing services rendered to the Trust or the Fund; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses of the Trust or the Fund. The Trust or the Adviser, as the case may be, shall reimburse the Subadviser for any expenses of the Fund or the Adviser as may be reasonably incurred by such Subadviser on behalf of the Fund or the Adviser. The Subadviser shall keep and supply to the Trust and the Adviser reasonable records of all such expenses.

Upon request by the Adviser, Subadviser agrees to reimburse the Adviser for reasonable costs associated with certain changes or supplements to the Fund’s disclosure documents (“Supplements”). Such Supplements are those generated due to changes by Subadviser requiring prompt disclosure in the Trust’s prospectus, statement of additional information, and/or information statement and for which, at the time of notification by Subadviser to Adviser of such changes, the Trust is not already generating a supplement or amendment to the Trust’s registration statement for other purposes or for which the Adviser may not be able to reasonably add such changes to a pending supplement. Such changes by Subadviser include, but are not limited to, changes to its structure, to key investment personnel, to investment style or management. Subadviser shall reimburse the Adviser or the Trust, as applicable, for all of the costs associated with generating such Supplements, and/or any required Board and/or proxy expenses related to approving a change in control of the Subadviser provided that to the extent the Trust is already incurring proxy expenses unrelated to the Subadviser and it is possible to include any shareholder proposals related to approving a change in control of the Subadviser in the same proxy statement, proxy expenses shall be reasonably shared between the Trust and the Subadviser. Reimbursable costs may include, but are not limited to, costs of preparation, filing, printing, postage, and/or distribution of such Supplements to all existing Fund shareholders and such other expenses as may be mutually agreed by the parties.

5. Compensation. For the services provided pursuant to this Agreement, the Subadviser is entitled to the fee listed for the Fund on Exhibit A hereto. Such fees will be computed daily and paid no later than 30 days following the end of each month, from the Adviser, calculated at an annual rate based on the Subadviser Assets’ average daily net assets.

The method of determining the net asset value of the Subadviser Assets for purposes hereof shall be the same as the method of determining net asset value for purposes of establishing the offering and redemption price of the shares of the Trust as described in the Fund’s Prospectus. If this Agreement shall be effective for only a portion of a month with respect to the Fund, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect for the Fund.

6. Representations and Warranties of Subadviser. The Subadviser represents and warrants to the Adviser and the Trust as follows:

(a) The Subadviser is registered as an investment adviser under the Advisers Act;

(b) If the Subadviser Assets contain commodity futures, the Subadviser is registered as a Commodity Trading Advisor under the Commodity Exchange Act, as amended (the “CEA”), with the Commodity Futures Trading Commission (the “CFTC”) and is a member in good standing of the National Futures Association (“NFA”), or is not required to file such registration with the CFTC or to be a member of the NFA;

(c) The Subadviser is a limited partnership duly organized and properly registered and operating under the laws of the State of Massachusetts with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

(d) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser’s powers and have been duly authorized by all necessary actions of its directors (or equivalent governing body) or shareholders, and when executed and delivered by Subadviser, this Agreement will be a legal, valid and binding obligation of Subadviser;

(e) The Subadviser is duly registered and/or licensed with all regulatory bodies necessary or appropriate to perform its obligations under this Agreement and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for execution, delivery and performance by the Subadviser of this Agreement;

(f) The execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) the Subadviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser, whether arising by contract, operation of law or otherwise; and

(g) The Form ADV of the Subadviser previously provided to the Adviser and the Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Adviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

7. Representations and Warranties of Adviser. The Adviser represents and warrants to the Subadviser as follows:

(a) The Adviser is registered as an investment adviser under the Advisers Act;

(b) The Adviser has filed a notice of exemption pursuant to Rule 4.14 under the CEA with the CFTC and the National Futures Association or is not required to file such exemption;

(c) In the event the Fund engages in trading certain derivative contracts subject to CFTC regulation, Adviser represents that, with respect to the Fund: (a) pursuant to CFTC Rule 4.5 (“Rule 4.5”), neither Adviser nor any other party is required to be registered as a “commodity pool operator” under the CEA; (b) a notice of eligibility claiming exclusion from registration has been filed in accordance with Rule 4.5; and (c) during the term of this Agreement, Adviser will ensure that all requirements necessary in order to claim an exclusion from registration under Rule 4.5 are satisfied;

(d) The Adviser is a limited liability company duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

(e) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action on the part of its directors, shareholders or managing unitholder, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

(f) The Form ADV of the Adviser previously provided to the Subadviser and the Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Adviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(g) The Adviser acknowledges that it received a copy of the Subadviser’s Form ADV prior to the execution of this Agreement; and

(h) The Adviser and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, including without limitation, the appointment of a subadviser with respect to assets of each of the Trust’s mutual fund series, including without limitation the Adviser’s entering into and performing this Agreement.

8. Representations and Warranties of the Trust. The Trust represents and warrants to the Adviser and the Subadviser as follows:

(a) The Trust is a statutory trust duly formed and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

(b) The Trust is registered as an investment company under the 1940 Act and has elected to qualify and has qualified, or will qualify upon commencement of operations, together with the Fund, as a regulated investment company under the Code, and the Fund’s shares are, or will be prior to commencement of operations, registered under the Securities Act;

(c) The execution, delivery and performance by the Trust of this Agreement are within the Trust’s powers and have been duly authorized by all necessary action on the part of the Trust and its Board of Trustees, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Trust for the execution, delivery and performance by the Trust of this Agreement, and the execution, delivery and performance by the Trust of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Trust’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Trust; and

(d) The Trust acknowledges that it received a copy of the Subadviser’s Form ADV prior to the execution of this Agreement.

9. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Subadviser, the Adviser and the Trust pursuant to the recitals above and Sections 6, 7 and 8, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true or accurate in all material effects.

10. Liability and Indemnification.

(a) Liability. The Subadviser shall exercise its best judgment in rendering its services in accordance with the terms of this Agreement, but otherwise, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser or a reckless disregard of its duties hereunder, the Subadviser, each of its affiliates and all respective partners, officers, directors and employees (“Affiliates”) and each person, if any, who within the meaning of the Securities Act controls the Subadviser (“Controlling Persons”), if any, shall not be subject to any expenses or liability to the Adviser, the Trust or the Fund, in connection with the matters to which this Agreement relates, including without limitation for any losses that may be sustained in the purchase, holding or sale of Subadviser Assets. The Adviser shall exercise its best judgment in rendering its obligations in accordance with the terms of this Agreement, but otherwise (except as set forth in Section 10(c) below), in the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser, any of its Affiliates and each of the Adviser’s Controlling Persons, if any, shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Subadviser Assets. Notwithstanding the foregoing, nothing herein shall relieve the Adviser and the Subadviser from any of their obligations under applicable law, including, without limitation, the federal and state securities laws and the CEA. Neither Subadviser’s acceptance of its appointment, the Fund’s investment objectives, nor any other provision of this Agreement shall be considered a guaranty that any specific result or performance will be achieved. To the extent the Adviser or Fund provides instructions to the Subadviser, the Adviser is solely responsible and liable for any consequences resulting from the Subadviser following such instructions. Notwithstanding any of the forgoing, Subadviser will not be bound to comply with any amendment or instruction to the extent such amendment or instruction violates any applicable laws, rules or regulations.

(b) Indemnification. The Subadviser shall indemnify the Adviser, the Trust and the Fund, and their respective Affiliates and Controlling Persons for any losses, claims, damages, expenses, litigation or liability, as well as any direct, demonstrable and reasonable expenses, including without limitation, reasonable attorneys’ fees and expenses, which the Adviser, the Trust and/or the Fund and their respective Affiliates and Controlling Persons may sustain as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

The Adviser shall indemnify the Subadviser, its Affiliates and its Controlling Persons, for any losses, claims, damages, expenses, litigation or liability, as well as any direct, demonstrable and reasonable expenses, including without limitation, reasonable attorneys’ fees and expenses, which the Subadviser and its respective Affiliates and Controlling Persons may sustain as a result of the Adviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

The Trust shall indemnify the Subadviser, its Affiliates and its Controlling Persons, for any losses, claims, damages, expenses, litigation or liability, as well as any direct, demonstrable and reasonable expenses, including without limitation, reasonable attorneys’ fees and expenses, which the Subadviser and its respective Affiliates and Controlling Persons may sustain as a result of the Trust’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to a party to this Agreement.

The indemnification obligations contained in this Section 10(b) and Section 10(c) shall survive the termination of this Agreement.

(c) Limits of Liability. The Subadviser shall not be liable to the Adviser for (i) any acts of the Adviser or any other subadviser to the Fund with respect to the portion of the assets of the Fund not managed by Subadviser; or (ii) acts of the Subadviser which result from acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by the Adviser or any other subadviser to the Fund, which records are not also maintained by or otherwise available to the Subadviser upon reasonable request. The Adviser agrees that Subadviser shall manage the Subadviser Assets as if they were a separate operating Fund as set forth in Section 2(b) of this Agreement. The Adviser shall indemnify the Subadviser, its Affiliates and Controlling Persons from any liability arising from the conduct of the Adviser and any other subadviser with respect to the portion of the Fund’s assets not allocated to the Subadviser.

(d) Acknowledgment. Sub-Adviser acknowledges that it has received notice of and accepts the limitations of the Trust’s liability as set forth in its Agreement and Declaration of Trust. Sub-Adviser agrees that the Trust’s obligations hereunder shall be limited to the assets of the Fund, and that Sub-Adviser shall not seek satisfaction of any such obligation from any shareholders of the Fund nor from any trustee, officer, employee or agent of the Trust. Notwithstanding the foregoing, no provision of this Agreement shall be construed to protect any director or officer of the Adviser or Subadviser from liability in violation of Sections 17(h) or (i) of the 1940 Act.

11. Duration and Termination.

(a) Duration. This Agreement shall be effective upon the date set forth above and shall remain in effect for an initial period of no more than two years after such date, and, for any Fund subsequently added to this Agreement, an initial period of no more than two years that terminates on the second anniversary of the date set forth above with respect to such Fund, and thereafter shall continue automatically for successive annual periods with respect to each such Fund, provided such continuance is specifically approved at least annually by the Trust’s Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act); provided that in either event its continuance also is approved by a majority of the Trust’s Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b) Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time with respect to a Fund, without payment of any penalty:

(i) By vote of a majority of the Trust’s Board of Trustees, or by “vote of a majority of the outstanding voting securities” of the Fund (as defined in the 1940 Act), or by the Adviser, in each case, upon not less than 60 days’ written notice to the Subadviser;

(ii) By any party hereto in the event of a material breach of any provision of this Agreement by either of the other parties; provided, however, that the breaching party or parties shall have 10 days after the receipt of notice of such breach from the other party to cure such breach; or

(iii) By the Subadviser upon not less than 60 days’ written notice to the Adviser and the Trust.

(c) Assignment. This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement.

(d) Status. Termination shall not affect the status, obligations or liabilities of any party hereto to the others (including, without limitation, Adviser’s obligation to pay fees to Subadviser in respect of the period prior to termination in accordance with this Agreement).

12. Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Subadviser’s performance of its duties under this Agreement, subject to oversight by the Trust’s Board of Trustees. Nothing contained in this Agreement shall obligate the Adviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Fund.

13. References to Adviser and Subadviser.

(a) The Adviser, Trust, Fund or any of their Affiliates or agents shall not make reference to or use the name, trademarks, service mark, logo, insignia, or other identifying mark of the Subadviser or any of its Affiliates, or disclose information related to the business of the Subadviser or any of its Affiliates in material relating to the Trust, Fund or Adviser in any manner without prior written approval of the Subadviser, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Subadviser hereby approves of all uses of its name and that of its Affiliates which merely refer in accurate terms to the appointment of the Subadviser hereunder or which are required by the SEC, a state securities commission or the Financial Industry Regulatory Authority (“FINRA”).

(b) The Subadviser or any Affiliate or agent of it shall not make reference to or use the name, trademarks, service mark, logo, insignia, or other identifying mark of the Fund, Trust or Adviser or any of their Affiliates, or disclose information related to the business of the Adviser or any of its Affiliates in material relating to the Subadviser in any manner without prior written approval of the Adviser, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Adviser hereby approves of all uses of its or the Trust’s or Fund’s name and that of their Affiliates which merely refer in accurate terms to the appointment of the Subadviser hereunder or which are required by the SEC, a state securities commission or FINRA.

(c) Materials which have been previously approved by a party, or those that only refer to the name or logo of a party, are not subject to prior approval by the other party, provided that each party shall ensure that such materials are consistent with those which were previously approved by the other party. The Subadviser may disclose the name of Fund, Trust or Adviser to certain third parties, including, without limitation, brokers, dealers, and other financial counterparties, when necessary to effectuate the Subadviser’s trading activities on behalf of the Fund, and for back office support or risk management purposes. The Adviser may disclose the name of the Subadviser to certain third parties, including, without limitation, brokers, dealers, and other financial counterparties, when necessary to effectuate the Adviser’s trading activities and/or supervision of trading activities on behalf of the Fund, and for back office support or risk management purposes.

14. Amendment. This Agreement may be amended by written mutual consent of the parties, provided that the terms of any material amendment shall be approved by: (a) the Trust’s Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act), and (b) the vote of a majority of those Trustees of the Trust who are not “interested persons” of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law, and subject to any exemptions from the federal securities laws as may be granted by the SEC, or no-action positions of the SEC staff.

15. Other Accounts.

(a) It is recognized that the Subadviser and certain of its affiliates now act, and that from time to time hereafter may act, as investment adviser to one or more other investment companies, private funds or other managed accounts and as fiduciary to other managed accounts (collectively, the “Other Accounts”) and that the Adviser and the Trust cannot object to such activities. The Fund, Trust and Adviser each understand and agree that, subject to applicable law and Subadviser’s relevant policies and procedures, Subadviser may give advice, take action, and refrain from acting with respect to Other Accounts that may be similar to, or contrary to, that given to the Fund, in terms of securities, timing, nature of transactions and other factors. The Adviser recognizes and understands that the transactions in a specific security may not be accomplished for all client accounts at the same time or at the same price and may be in opposition to other client transactions, and that the Subadviser shall not be obligated to give the Fund treatment that is more favorable than or preferential to that provided to its Other Accounts.

The Fund, Trust and Adviser acknowledge that the Subadviser may have pecuniary or other ownership interests in such Other Accounts and may receive compensation from such Other Accounts that differs from that paid by the Fund, including some that may compensate the Subadviser based, in whole or in part, on the performance of such account. The Fund, Trust and Adviser also further acknowledge that the Other Accounts, as well as the Subadviser, its employees, affiliates and their family members, may hold and engage in transactions in assets purchased or sold for the Fund or about which Subadviser has given the Fund advice. Nothing in the Agreement shall be deemed to impose upon the Subadviser any obligation to purchase or sell or to recommend for purchase or sale by or for the Fund any security or other property which an officer or employee of the Subadviser may purchase or sell for their own accounts or which the Subadviser may purchase or sell for the account of any other client or customer.

(b) Subadviser may not consult with any other subadvisers for the Fund or other series of the Trust about transactions in securities or other assets of the Fund, except for purposes of complying with the 1940 Act or SEC rules or regulations applicable to the Fund or the Trust. Nothing in this Agreement shall be construed to prevent Subadviser from lawfully giving other entities investment advice about, or trading on their behalf in, shares issued by the Fund or securities or other assets held or to be acquired by the Fund.

16. Confidentiality. Subject to the duties of the Adviser, the Trust and the Subadviser to comply with applicable law or to provide services hereunder, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential and shall not disclose or use for purposes other than the operation of the Fund any and all information pertaining to the Fund, the Subadviser, the Adviser, except to the extent:

(a) Authorized. The Adviser or the Trust has authorized such disclosure;

(b) Court or Regulatory Authority. Disclosure of such information is expressly required or requested by a court or other tribunal of competent jurisdiction or applicable federal or state regulatory authorities;

(c) Publicly Known Without Breach. Such information becomes known to the general public without a breach of this Agreement or a similar confidential disclosure agreement regarding such information;

(d) Already Known. Such information already was known by the party prior to the date hereof;

(e) Received From Third Party. Such information was or is hereafter rightfully received by the party from a third party (expressly excluding the Fund’s custodian, prime broker and administrator) without restriction on its disclosure and, to the knowledge of the receiving party, without breach of this Agreement or of a similar confidential disclosure agreement regarding them;

(f) Otherwise Protected. Such information is disclosed to professional advisers or service providers who are bound by a duty of confidentiality substantially the same as that of the disclosing party; or

(g) Independently Developed. The party independently developed such information.

The obligations in this Section 16 to keep any such information confidential shall continue to apply after the expiry or termination of this Agreement, howsoever terminated.

17. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile or e-mail with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers or e-mail addresses, which may from time to time be changed by the parties by notice to the other party:

(a)	If to the Subadviser:

Loomis, Sayles & Company, L.P.

One Financial Center

Boston, Massachusetts 02111

Attention: Lauren B. Pitalis

Facsimile: (617) 542-6389

E-mail: LPitalis@loomissayles.com

Copy to:

Loomis, Sayles & Company, L.P.

One Financial Center

Boston, Massachusetts 02111

Attention: General Counsel

Facsimile: (617) 482-0653

(b)	If to the Adviser:

Morningstar Investment Management LLC

22 W. Washington Street

Chicago, IL 60602

Attention: D. Scott Schilling, CCO

Facsimile: (312) 696-6001

E-mail: scott.schilling@morningstar.com

Copy to:

Stradley Ronon Stevens & Young

1250 Connecticut Ave NW

Suite 500

Washington, DC 20036

Attention: Eric S. Purple

Facsimile: (202) 822-0140

E-mail: eric.purple@stradley.com

(c)	If to the Trust:

Morningstar Funds Trust

22 W. Washington Street

Chicago, IL 60602

Attention: D. Scott Schilling, CCO

Facsimile: (312) 696 - 6001

E-mail: scott.schilling@morningstar.com

Copy to:

Stradley Ronon Stevens & Young

1250 Connecticut Ave NW

Suite 500

Washington, DC 20036

Attention: Eric S. Purple

Facsimile: (202) 822-0140

E-mail: eric.purple@stradley.com

18. Governing Law. This Agreement shall be governed by and construed in accordance with substantive laws of the State of Delaware without reference to conflicts of law principles and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

19. Jurisdiction. Each of the parties hereto irrevocably and unconditionally confirms and agrees that it is and shall continue to be (i) subject to the jurisdiction of the state courts of the State of Delaware, and (ii) subject to service of process in the State of Delaware. Unless the parties consent in writing to the selection of an alternative forum, the exclusive jurisdiction for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be the state and federal courts located in the State of Delaware (the “Delaware Courts”). Each party hereto hereby irrevocably and unconditionally (a) agrees not to commence any litigation relating thereto except in the Delaware Courts and (b) waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court, by way of motion, as a defense, counterclaim or otherwise, that (i) such litigation brought therein has been brought in any inconvenient forum, (ii) it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

21. Certain Definitions. For the purposes of this Agreement and except as otherwise provided herein, “interested person,” “affiliated person,” and “assignment” shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

22. Captions. The captions herein are included for convenience of reference only and are not intended to be or to affect the meaning of the Agreement, and shall be ignored in the construction or interpretation hereof.

23. Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby and shall remain in full force and effect.

24. Force Majeure.

(a) Except as otherwise provided in paragraph (b) herein, in the event of any failure, interruption or delay in the performance of the obligations of either party hereto resulting from acts, events or circumstances not reasonably within either party’s control, the Fund, Trust, Adviser and/or Subadviser shall not be liable or have any responsibility for any kind of loss or damage thereby incurred or suffered by the other party. In addition, no party shall be responsible for any failure to perform its duties hereunder if such failure shall be caused by or directly or indirectly due to war, enemy action, the act or regulation of any government or other competent authority, riot, civil commotion, rebellion, storm, tempest, accident, fire, lock-out or strike to the extent that the same are beyond the reasonable control of the relevant party and provided that the relevant party shall use all reasonable efforts to minimize the effects of the same.

(b) Notwithstanding the foregoing, any such party hereto will remain liable for any kind of loss or damage thereby incurred or suffered by the other party the event of any failure, interruption or delay in the performance of its obligations hereto, if such acts, events or circumstances causing such failure, interruption or delay could have been reasonably prevented through back-up systems and other business continuation and disaster recovery procedures commonly employed by other SEC-registered investment advisers that meet reasonable commercial standards in the investment company industry.

25. Entire Agreement. This Agreement, together with all exhibits, attachments and appendices, contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

26. Morningstar Funds Trust and its Trustees. The terms “Morningstar Funds Trust” and the “Trustees of Morningstar Funds Trust” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Amended and Restated Agreement and Declaration of Trust made and dated as of March 1, 2017, as has been or may be amended and/or restated from time to time, and to which reference is hereby made.

27. No Third Party Beneficiaries. This Agreement is for the exclusive benefit and convenience of the Trust, the Adviser and the Subadviser and there are no third-party beneficiaries of this Agreement. Nothing contained herein shall be construed as granting, vesting, creating or conferring any direct, indirect, or derivative right of action, or any other right or benefit, upon past, present or future shareholders of any Fund or upon any other third party.

28. Multi-Manager Funds. In connection with securities transactions for the Fund, the Subadviser that is (or whose affiliated person is) entering into the transaction, and any other investment manager that is advising an affiliate of the Fund (or portion of the Fund) (collectively, the “Managers” for the purposes of this section) entering into the transaction are prohibited from consulting with each other concerning transactions for the Fund in securities or other assets and, if both Managers are responsible for providing investment advice to the Fund, the Manager’s responsibility in providing advice is expressly limited to a discrete portion of the Fund’s portfolio that it manages.

This prohibition does not apply to communications by the Adviser in connection with the Adviser’s (i) overall supervisory responsibility for the general management and investment of the Fund’s assets; (ii) determination of the allocation of assets among the Manager(s), if any; and (iii) investment discretion with respect to the investment of Fund assets not otherwise assigned to a Manager.

29. Futures Contracts. In connection with the Subadviser’s services hereunder related to the account’s use of futures contracts, the Adviser hereby expressly agrees and acknowledges that the risks of futures transactions have been separately disclosed to it and that the account will be treated by the Subadviser as an “exempt account” for purposes of its compliance with Rule 4.7 under the Commodity Exchange Act, as amended (the “Exchange Act”) (which provides an exemption from certain recordkeeping and disclosure obligations under the Exchange Act and the rules thereunder to entities registered as commodity trading advisers with the Commodity Futures Trading Commission). In addition, the Adviser hereby expressly acknowledges and agrees as follows:

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, A BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR ANY BROCHURE OR ACCOUNT DOCUMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers on the day and year first written above.

TRUST
MORNINGSTAR FUNDS TRUST

By:
Name:
Title:

ADVISER
MORNINGSTAR INVESTMENT MANAGEMENT LLC

By:
Name:
Title:

SUBADVISER

By:
Name:
Title:

EXHIBIT A

SUBADVISORY AGREEMENT

AMONG

MORNINGSTAR FUNDS TRUST,

MORNINGSTAR INVESTMENT MANAGEMENT LLC

AND LOOMIS, SAYLES & COMPANY, L.P

Effective             , 20    *

Funds of the Trust	Subadvisory Fees

Morningstar Multisector Bond Fund

*	As approved at the Board of Trustees Meeting held on , 20 .

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A on the effective date set forth above.

TRUST
MORNINGSTAR FUNDS TRUST

By:
Name:
Title:

ADVISER
MORNINGSTAR INVESTMENT MANAGEMENT LLC

By:
Name:
Title:

SUBADVISER

By:
Name:
Title:

25